4Q2024
Supplemental Information
FURNISHED AS OF FEBRUARY 19, 2025 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words and phrases such as “can,” “may,” “payable,” “indicative,” "predictive," “annualized,” “expect,” “expected,” “range of expectations,” "would have been," "budget," "will," "run-rate," and other comparable terms in this report, and include, but are not limited to, statements related to the merger between Healthcare Realty Trust Incorporated (the “Company” or "HR") and Healthcare Trust of America, Inc. (“Legacy HTA”) that closed on July 20, 2022 (the “Merger”). These forward-looking statements are made as of the date of this report and are not necessarily indicative of future performance. These statements are based on the current plans and expectations of Company management and are subject to a number of unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in this release or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; failure to realize the expected benefits of the Merger; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; pandemics or other health crises, such as COVID-19; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; and other legal and operational matters. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed under the heading “Risk Factors,” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2024, under the heading "Risk Factors" and other risks described from time to time thereafter in the Company's SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table of Contents

4	Highlights
7	Salient Facts
8	Corporate Information
9	Balance Sheet
10	Statements of Income
11	FFO, Normalized FFO, & FAD
12	Capital Funding & Commitments
13	Debt Metrics
14	Debt Covenants & Liquidity
15	JV and Disposition Activity
16	Joint Ventures
17	Re/development Activity
18	Portfolio
19	Health Systems
20	MOB Proximity to Hospital
21	Lease Maturity & Occupancy
22	Leasing Statistics
23	Same Store
25	NOI Reconciliations
27	EBITDA Reconciliations
28	Components of Net Asset Value
29	2025 Guidance

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 3

Highlights

Net (loss) income attributable to common stockholders for the three months ended December 31, 2024 was $(106.8) million or $(0.31) per diluted common share. Net (loss) income attributable to common stockholders for the year ended December 31, 2024 was $(654.5) million or $(1.81) per diluted common share.

KEY FOURTH QUARTER AND ANNUAL HIGHLIGHTS
•Normalized FFO per share totaled $0.40 for the quarter, at the high end of the previously provided guidance range and up 2.5% over the prior year period. Normalized FFO per share was $1.56 for the year ended December 31, 2024.
•Cash NOI growth in the fourth quarter and year was as shown below (for more detail on the impact of Steward Health and Prospect Medical please see the related section herein):

	ACTUAL
	4Q 2024	2024
Same store	3.1%	2.9%
Same store excluding Steward Health & Prospect Medical	3.6%	3.1%

•140,000 square feet, or 44 basis points, of multi-tenant absorption for the quarter and 479,000 square feet, or 149 basis points, for the year
•686,000 square feet of signed new leases in the quarter, the sixth consecutive quarter above 400,000 and a new single-quarter high

CAPITAL ALLOCATION
•The Company closed joint venture and asset sale transactions totaling $522 million in the fourth quarter, and generated approximately $1.3 billion of proceeds for the year, which includes the following:
◦$770 million from joint venture transactions
◦$491 million from asset sales
•For the year, the Company repurchased approximately 31 million shares totaling $510 million at an average price of $16.56 per share.
•The Company repaid its $350 million term loan maturing in 2025 and ended the year with leverage at 6.4 times net debt to adjusted EBITDA.

MULTI-TENANT GROWTH AND ABSORPTION
•Compared to prior year periods, multi-tenant cash NOI growth in the fourth quarter and year was:

	ACTUAL
	4Q 2024	2024
Multi-tenant	3.4%	3.0%
Multi-tenant excluding Steward Health & Prospect Medical	3.9%	3.2%

•Multi-tenant occupancy gains at the high end of full year 2024 guidance were:

	ACTUAL		2024 GUIDANCE
	4Q 2024	2024	LOW	HIGH
Absorption (SF)	140,182	479,439	370,000	490,000
Change in occupancy (bps)	+ 44	+ 149	+ 100	+ 150

•At the end of the year, the multi-tenant portfolio occupancy rate was 86.3% and the leased percentage was 88.3%.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 4

Highlights

LEASING
•Portfolio leasing activity that commenced in the fourth quarter totaled 1,534,000 square feet related to 349 leases:
◦954,000 square feet of renewals
◦580,000 square feet of new and expansion lease commencements
•In the fourth quarter, the Company signed new leases totaling 686,000 square feet, a new, single-quarter high for the Company.

SAME STORE METRICS
•Cash NOI for the fourth quarter increased 3.1% over the same quarter in the prior year, and 2.9% for the year ended December 31, 2024. Adjusted for the impact of Steward Health and Prospect Medical, cash NOI growth would have been 3.6% for the fourth quarter and 3.1% for the year.
•Tenant retention for the fourth quarter was 81.6% and 83.4% for the year.
•Operating expenses for the fourth quarter increased 2.7% over the same quarter in the prior year, and 0.2% for the year ended December 31, 2024.
•MOB cash leasing spreads were 2.7% for the quarter and 3.4% for the year.

BALANCE SHEET
•At year end, net debt to adjusted EBITDA was 6.4 times, down from 6.7 times at the end of the third quarter.
•The Company fully repaid its $350 million Unsecured Term Loan maturing in 2025.
•At year end, the Company had no balance on its revolving credit facility, resulting in $1.5 billion of availability.
•In January 2025, the Company repaid $35 million of its term loans maturing in 2026.

LEADERSHIP / GOVERNANCE
•Connie Moore appointed Interim President & Chief Executive Officer
•Austen Helfrich promoted to Chief Financial Officer
•Significant board refreshment in 2024, with four new directors joining, each with deep REIT industry and leadership experience
•Tom Bohjalian appointed Independent Chair of the Board
•Search committee of the board, chaired by Glenn Rufrano, conducting a search for a permanent President & Chief Executive Officer

DIVIDEND
•A common stock cash dividend in the amount of $0.31 per share will be paid on March 19, 2025 to Class A common stockholders of record on March 3, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.31 per unit, equivalent to the Company's Class A common stock dividend.

STEWARD HEALTH AND PROSPECT MEDICAL UPDATE
•During the fourth quarter, the Company made significant progress re-leasing space previously occupied by Steward Health, with leases in-place for over 80% of the previously occupied 593,000 square feet. Based on these actions, the Company entered 2025 having replaced approximately $19 million of the $27 million of pre-bankruptcy total exposure to Steward. Longer term, the Company continues to expect to recover over 80% of the pre-bankruptcy Steward Health revenue.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 5

Highlights

•On January 11, 2025, Prospect Medical filed for Chapter 11 bankruptcy protection. Prospect Medical leases approximately 81,000 square feet of space from the Company accounting for approximately $2.9 million of annual revenue. 2025 guidance provided herein assumes no revenue collected from the Prospect leases.

GUIDANCE
•The Company's 2025 per share estimated guidance ranges are as follows:

	ACTUAL	2025 GUIDANCE
	2024	LOW	HIGH
Earnings per share	$(1.81)	$(0.28)	$(0.20)
NAREIT FFO per share	$0.52	$1.44	$1.48
Normalized FFO per share	$1.56	$1.56	$1.60
•The Company's 2025 same store cash NOI growth estimated guidance range is 3.00% to 3.75%, which excludes the impact of Prospect Medical and Steward Health.
•The Company's 2025 guidance range includes activities outlined on page 29 of the Supplemental Information.

The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
•On Wednesday, February 19, 2025, at 11:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Dial-In Number: +1 646-968-2525 access code 4950066;
◦All Other Locations: +1 888-596-4144 access code 4950066.
•Replay Information:
◦Domestic Dial-In Number: +1 609-800-9909 access code 4950066;
◦All Other Locations: +1 800-770-2030 access code 4950066.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 6

Salient Facts [1]

Properties

651 properties totaling 38.4M SF
65 markets in 34 states
92% managed by Healthcare Realty
93% outpatient medical facilities
59% of NOI in Top 15 Markets

Capitalization

$10.8B enterprise value as of 12/31/24
$6.0B market capitalization as of 12/31/24
354.1M shares/units outstanding as of 12/31/24
355.9M diluted WA shares outstanding
BBB/Baa2 S&P/Moody's
44.6% net debt to enterprise value at 12/31/24
6.4x net debt to EBITDA

1Includes properties held in joint ventures.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 7

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of December 31, 2024, the Company was invested in 651 real estate properties in 34 states totaling 38.4 million square feet and had an enterprise value of approximately $10.8 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 93% of its portfolio.

EXECUTIVE OFFICERS

Ryan E. Crowley
Executive Vice President and Chief Investment Officer

Austen B. Helfrich
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President and Chief Operating Officer

Andrew E. Loope
Executive Vice President, General Counsel and Secretary

Constance B. Moore
Interim President and Chief Executive Officer

Julie F. Wilson
Executive Vice President and Chief Administrative Officer

ANALYST COVERAGE

BMO Capital Markets
BTIG, LLC
Citi Research
Deutsche Bank Securities
Green Street Advisors, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
KeyBanc Capital Markets Inc.
Raymond James & Associates
Scotiabank
Wedbush Securities
Wells Fargo Securities, LLC

BOARD OF DIRECTORS

Nancy H. Agee
Retired President and Chief Executive Officer
Carilion Clinic

Thomas N. Bohjalian
Chairman, Healthcare Realty Trust Incorporated
Retired Head of U.S Real Estate, Cohen & Steers

Ajay Gupta
Chief Executive Officer
Physician Rehabilitation Network

David B. Henry
Retired Vice Chairman and Chief Executive Officer
Kimco Realty Corporation

James J. Kilroy
President and Portfolio Manager
Willis Investment Counsel

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Peter F. Lyle
Executive Vice President
Medical Management Associates, Inc.

Constance B. Moore
Interim President and Chief Executive Officer
Healthcare Realty Trust Incorporated

Glenn J. Rufrano
Executive Chairman
PREIT

Christann M. Vasquez
Retired Healthcare Executive

Donald C. Wood
Chief Executive Officer
Federal Realty Investment Trust

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 8

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Real estate properties
Land	$1,143,468	$1,195,116	$1,287,532	$1,342,895	$1,343,265
Buildings and improvements	9,707,066	10,074,504	10,436,218	10,902,835	10,881,373
Lease intangibles	664,867	718,343	764,730	816,303	836,302
Personal property	9,909	9,246	12,501	12,720	12,718
Investment in financing receivables, net	123,671	123,045	122,413	122,001	122,602
Financing lease right-of-use assets	77,343	77,728	81,401	81,805	82,209
Construction in progress	31,978	125,944	97,732	70,651	60,727
Land held for development	52,408	52,408	59,871	59,871	59,871
Total real estate investments	11,810,710	12,376,334	12,862,398	13,409,081	13,399,067
Less accumulated depreciation and amortization	(2,483,656)	(2,478,544)	(2,427,709)	(2,374,047)	(2,226,853)
Total real estate investments, net	9,327,054	9,897,790	10,434,689	11,035,034	11,172,214
Cash and cash equivalents [1]	68,916	22,801	137,773	26,172	25,699
Assets held for sale, net	12,897	156,218	34,530	30,968	8,834
Operating lease right-of-use assets	261,438	259,013	261,976	273,949	275,975
Investments in unconsolidated joint ventures	473,122	417,084	374,841	309,754	311,511
Other assets, net and goodwill	507,496	491,679	559,818	605,047	842,898
Total assets	$10,650,923	$11,244,585	$11,803,627	$12,280,924	$12,637,131

LIABILITIES AND STOCKHOLDERS' EQUITY
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Liabilities
Notes and bonds payable	$4,662,771	$4,957,796	$5,148,153	$5,108,279	$4,994,859
Accounts payable and accrued liabilities	222,510	197,428	195,884	163,172	211,994
Liabilities of properties held for sale	1,283	7,919	1,805	700	295
Operating lease liabilities	224,499	229,925	230,601	229,223	229,714
Financing lease liabilities	72,346	71,887	75,199	74,769	74,503
Other liabilities	161,640	180,283	177,293	197,763	202,984
Total liabilities	5,345,049	5,645,238	5,828,935	5,773,906	5,714,349

Redeemable non-controlling interests	4,778	3,875	3,875	3,880	3,868

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,505	3,558	3,643	3,815	3,810
Additional paid-in capital	9,118,229	9,198,004	9,340,028	9,609,530	9,602,592
Accumulated other comprehensive (loss) income	(1,168)	(16,963)	6,986	4,791	(10,741)
Cumulative net income attributable to common stockholders	374,309	481,155	574,178	717,958	1,028,794
Cumulative dividends	(4,260,014)	(4,150,328)	(4,037,693)	(3,920,199)	(3,801,793)
Total stockholders' equity	5,234,861	5,515,426	5,887,142	6,415,895	6,822,662
Non-controlling interest	66,235	80,046	83,675	87,243	96,252
Total equity	5,301,096	5,595,472	5,970,817	6,503,138	6,918,914
Total liabilities and stockholders' equity	$10,650,923	$11,244,585	$11,803,627	$12,280,924	$12,637,131

12Q 2024 cash and cash equivalents includes $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024 and was received by the Company on July 1, 2024.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 9

Statements of Income
DOLLARS IN THOUSANDS

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Revenues
Rental income [1]	$300,065	$306,499	$308,135	$318,076	$322,076
Interest income	4,076	3,904	3,865	4,538	4,422
Other operating	5,625	5,020	4,322	4,191	3,943
	309,766	315,423	316,322	326,805	330,441
Expenses
Property operating	114,415	120,232	117,719	121,078	121,362
General and administrative	34,208	20,124	14,002	14,787	14,609
Normalizing items [2]	(22,991)	(6,861)	—	—	(1,445)
Normalized general and administrative	11,217	13,263	14,002	14,787	13,164
Transaction costs	1,577	719	431	395	301
Merger-related costs	—	—	—	—	1,414
Depreciation and amortization	160,330	163,226	173,477	178,119	180,049
	310,530	304,301	305,629	314,379	317,735
Other income (expense)
Interest expense before merger-related fair value	(47,951)	(50,465)	(52,393)	(50,949)	(52,387)
Merger-related fair value adjustment	(10,314)	(10,184)	(10,064)	(10,105)	(10,800)
Interest expense	(58,265)	(60,649)	(62,457)	(61,054)	(63,187)
Gain on sales of real estate properties and other assets	32,082	39,310	38,338	22	20,573
Loss on extinguishment of debt	(237)	—	—	—	—
Impairment of real estate assets and credit loss reserves	(81,098)	(84,394)	(132,118)	(15,937)	(11,403)
Impairment of goodwill	—	—	—	(250,530)	—
Equity income (loss) from unconsolidated joint ventures	224	208	(146)	(422)	(430)
Interest and other (expense) income, net	(154)	(132)	(248)	275	65
	(107,448)	(105,657)	(156,631)	(327,646)	(54,382)
Net (loss) income	$(108,212)	$(94,535)	$(145,938)	$(315,220)	$(41,676)
Net loss (income) attributable to non-controlling interests	1,366	1,512	2,158	4,384	1,143
Net (loss) income attributable to common stockholders	$(106,846)	$(93,023)	$(143,780)	$(310,836)	$(40,533)

Basic earnings per common share	$(0.31)	$(0.26)	$(0.39)	$(0.82)	$(0.11)
Diluted earnings per common share	$(0.31)	$(0.26)	$(0.39)	$(0.82)	$(0.11)

Weighted average common shares outstanding - basic	351,560	358,960	372,477	379,455	379,044
Weighted average common shares outstanding - diluted [3]	351,560	358,960	372,477	379,455	379,044

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Interest income
Financing receivables	$2,103	$2,117	$2,094	$2,117	$2,132
Interest on mortgage and mezzanine loans	1,973	1,787	1,771	2,421	2,290
Total	$4,076	$3,904	$3,865	$4,538	$4,422

Other operating income
Parking income	$1,958	$2,363	$2,463	$2,545	$2,392
Management fee and miscellaneous income	3,667	2,657	1,859	1,646	1,551
Total	$5,625	$5,020	$4,322	$4,191	$3,943

1In 4Q 2024, rental income was reduced by $0.7 million for Prospect Medical revenue reserves. In 2Q 2024, rental income was reduced by $3.0 million for Steward Health revenue reserves.
2Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 3,622,036 units were not included.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 10

FFO, Normalized FFO, & FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Net loss attributable to common stockholders	$(106,846)	$(93,023)	$(143,780)	$(310,836)	$(40,533)
Net loss attributable to common stockholders per diluted share [3]	$(0.31)	$(0.26)	$(0.39)	$(0.82)	$(0.11)

Gain on sales of real estate assets	$(32,082)	$(39,148)	$(33,431)	$(22)	$(20,573)
Impairments of real estate assets	75,423	37,632	120,917	15,937	11,403
Real estate depreciation and amortization	164,656	167,821	177,350	181,161	182,272
Non-controlling loss from operating partnership units	(1,422)	(1,372)	(2,077)	(4,278)	(491)
Unconsolidated JV depreciation and amortization	5,913	5,378	4,818	4,568	4,442
FFO adjustments	$212,488	$170,311	$267,577	$197,366	$177,053
FFO adjustments per common share - diluted	$0.60	$0.47	$0.71	$0.51	$0.46
FFO	$105,642	$77,288	$123,797	$(113,470)	$136,520
FFO per common share - diluted [4]	$0.30	$0.21	$0.33	$(0.30)	$0.36

Transaction costs	1,577	719	431	395	301
Merger-related costs	—	—	—	—	1,414
Lease intangible amortization	(2,348)	(10)	129	175	261
Non-routine legal costs/forfeited earnest money received	306	306	465	—	(100)
Debt financing costs	237	—	—	—	—
Restructuring and severance-related charges	22,991	6,861	—	—	1,445
Credit losses and gains (losses) on other assets, net [5]	4,582	46,600	8,525	—	—
Impairment of goodwill	—	—	—	250,530	—
Merger-related fair value adjustment	10,314	10,184	10,064	10,105	10,800
Unconsolidated JV normalizing items [6]	113	101	89	87	89
Normalized FFO adjustments	$37,772	$64,761	$19,703	$261,292	$14,210
Normalized FFO adjustments per common share - diluted	$0.11	$0.18	$0.05	$0.68	$0.04
Normalized FFO	$143,414	$142,049	$143,500	$147,822	$150,730
Normalized FFO per common share - diluted	$0.40	$0.39	$0.38	$0.39	$0.39

Non-real estate depreciation and amortization	404	276	313	485	685
Non-cash interest amortization, net [7]	1,239	1,319	1,267	1,277	1,265
Rent reserves, net [8]	(369)	(27)	1,261	(151)	1,404
Straight-line rent income, net	(7,051)	(5,771)	(6,799)	(7,633)	(7,872)
Stock-based compensation	3,028	4,064	3,383	3,562	3,566
Unconsolidated JV non-cash items [9]	(277)	(376)	(148)	(122)	(206)
Normalized FFO adjusted for non-cash items	140,388	141,534	142,777	145,240	149,572
2nd generation TI	(20,003)	(16,951)	(12,287)	(20,204)	(18,715)
Leasing commissions paid	(11,957)	(10,266)	(10,012)	(15,215)	(14,978)
Building capital	(8,347)	(7,389)	(12,835)	(5,363)	(17,393)
Total maintenance capex	(40,307)	(34,606)	(35,134)	(40,782)	(51,086)
FAD	$100,081	$106,928	$107,643	$104,458	$98,486
Quarterly dividends and OP distributions	$110,808	$113,770	$118,627	$119,541	$118,897
FFO wtd avg common shares outstanding - diluted [10]	355,874	363,370	376,556	383,413	383,326

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
54Q 2024 includes $1.6 million of credit loss reserves, net of recoveries and a $4.1 million loss on other assets. These amounts were partially offset by a $1.1 million recovery of prior-period Steward Health straight-line rent for leases assumed. 3Q 2024 includes $46.8 million of credit loss reserves and $0.2 million gain on other assets. 2Q 2024 includes $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 691,557 for the three months ended December 31, 2024. Also includes the diluted impact of 3,622,036 OP units outstanding.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 11

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Acquisitions [1]	$—	$—	$—	$—	$—
Re/development [2]	39,611	44,590	44,796	21,580	32,272
1st generation TI & acquisition capex [3]	14,794	15,677	13,010	12,421	7,632

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
2nd generation TI	$20,003	$16,951	$12,287	$20,204	$18,715
Leasing commissions paid	11,957	10,266	10,012	15,215	14,978
Building capital	8,347	7,389	12,835	5,363	17,393
	$40,307	$34,606	$35,134	$40,782	$51,086
% of Cash NOI
2nd generation TI	10.6%	8.8%	6.2%	10.1%	9.2%
Leasing commissions paid	6.3%	5.3%	5.0%	7.6%	7.3%
Building capital	4.4%	3.8%	6.5%	2.7%	8.5%
	21.3%	17.9%	17.7%	20.4%	25.0%

LEASING COMMITMENTS [4]
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Renewals
Square feet	783,975	909,844	788,862	1,454,998	582,239
2nd generation TI/square foot/lease year	$2.20	$1.91	$1.81	$2.39	$1.89
Leasing commissions/square foot/lease year	$1.48	$1.36	$1.33	$0.90	$1.66
Renewal commitments as a % of annual net rent	14.1%	12.2%	13.6%	13.8%	12.7%
WALT (in months) [5]	59.7	50.3	52.3	60.5	43.1

New leases
Square feet	299,950	462,756	252,795	337,357	315,243
2nd generation TI/square foot/lease year	$7.30	$7.18	$6.90	$7.32	$5.98
Leasing commissions/square foot/lease year	$1.82	$1.91	$1.98	$1.68	$1.72
New lease commitments as a % of annual net rent	40.7%	39.9%	43.3%	42.8%	33.4%
WALT (in months) [5]	78.3	94.7	82.6	92.8	90.2

All
Square feet	1,083,925	1,372,600	1,041,657	1,792,355	897,482
Leasing commitments as a % of annual net rent	21.9%	24.0%	22.6%	20.5%	21.9%
WALT (in months) [5]	64.8	65.3	59.6	66.6	59.6

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 12

Debt Metrics[1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF DECEMBER 31, 2024
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	4Q 2024 INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$250,000	$249,868	5/1/2025	4	$2,470	$2,422	3.88%	4.12%
	600,000	586,824	8/1/2026	19	7,238	5,251	3.50%	4.94%	Y
	500,000	488,104	7/1/2027	30	5,801	4,687	3.75%	4.76%	Y
	300,000	298,029	1/15/2028	37	2,786	2,719	3.63%	3.85%
	650,000	586,028	2/15/2030	62	7,737	5,037	3.10%	5.30%	Y
	299,500	297,190	3/15/2030	63	1,928	1,797	2.40%	2.72%
	299,785	296,343	3/15/2031	75	1,593	1,536	2.05%	2.25%
	800,000	667,233	3/15/2031	75	8,513	4,000	2.00%	5.13%	Y
	$3,699,285	$3,469,619		47	$38,066	$27,449	2.97%	4.44%
TERM LOANS	$200,000	$199,896	5/31/2026	17	2,929	2,929	SOFR + 1.04%	5.59%
	150,000	149,790	6/1/2026	17	2,197	2,197	SOFR + 1.04%	5.59%
	300,000	299,981	10/31/2026	22	4,394	4,394	SOFR + 1.04%	5.59%
	200,000	199,641	7/20/2027	30	2,929	2,929	SOFR + 1.04%	5.59%
	300,000	298,708	1/20/2028	36	4,394	4,394	SOFR + 1.04%	5.59%
	$1,150,000	$1,148,016		26	$16,843	$16,843		5.59%
$1.5B CREDIT FACILITY	—	—	10/31/2027	34	$2,904	$2,904	SOFR + 0.94%	5.30%
MORTGAGES	$45,279	$45,136	various	16	$449	$460	4.04%	4.17%
	$4,894,564	$4,662,771		42	$58,262	$47,656	3.59%	4.72%	$2,550,000
Less cash	(68,916)
Net debt	$4,825,648
Interest on term loan fully repaid in October 2024					$391	$391
Interest rate swaps					(2,135)	(2,135)
Interest cost capitalization					(1,083)	—
Unsecured credit facility fee & deferred financing costs					1,918	767
Financing right-of-use asset amortization					912	—
					$58,265	$46,679

DEBT MATURITIES SCHEDULE AS OF DECEMBER 31, 2024
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	WA RATE
2025	$0	$250,000	$16,375	$266,375	3.90%
2026	650,000	600,000	28,904	1,278,904	4.57%
2027	200,000	500,000	—	700,000	4.28%
2028	300,000	300,000	—	600,000	4.61%
2029	—	—	—	—	—%
Thereafter	—	2,049,285	—	2,049,285	2.41%
Total	$1,150,000	$3,699,285	$45,279	$4,894,564	3.59%
Net debt				$4,825,648
Fixed rate debt balance	$1,075,000	$3,699,285	$45,279	$4,819,564
% fixed rate debt, net of cash				99.9%
Company share of JV net debt			$31,455

INTEREST RATE SWAPS
MATURITY	AMOUNT	FIXED SOFR RATE
May 2026	$275,000	3.74%
June 2026	150,000	3.83%
December 2026	150,000	3.84%
June 2027	200,000	4.27%
December 2027	300,000	3.93%
As of 12/31/2024	$1,075,000	3.92%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 13

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED DECEMBER 31, 2024 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	38.8%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.4%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	42.2%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	2.8x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	2.9x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	10.5%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	38.0%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.4%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	252.6%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	2.9x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	6.4x
Net debt to enterprise value [3]	Net debt/enterprise value	Not required	44.6%

LIQUIDITY SOURCES
Cash	$68,916
Unsecured credit facility availability	1,500,000
Consolidated unencumbered assets (gross) [4]	11,688,475

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 27 for a reconciliation of adjusted EBITDA.
3Based on the closing price of $16.95 on December 31, 2024 and 354,147,499 shares outstanding including outstanding OP units.
4Annualized fourth quarter 2024 unencumbered asset NOI was $720.0 million.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 14

JV & Disposition Activity
DOLLARS IN THOUSANDS

JV AND DISPOSITION ACTIVITY
LOCATION	COUNT	TYPE	CLOSING	SQUARE FEET	LEASED %	SALE PRICE	PROCEEDS	% OWNERSHIP RETAINED
Joint Ventures
KKR JV [1]	10	MOB	5/23/2024	556,274	99%	$284,348	$227,478	20%
KKR JV [1]	1	MOB	6/6/2024	129,879	100%	54,858	43,886	20%
KKR JV [1]	4	MOB	8/23/2024	266,782	93%	118,000	94,400	20%
Nuveen JV [2]	7	MOB	8/27/2024	473,003	89%	177,250	156,180	20%
KKR JV [1]	8	MOB	12/18/2024	766,622	92%	310,250	248,200	20%

Total 2024 joint venture activity	30			2,192,560	94%	$944,706	$770,144

Dispositions
Albany, NY	1	MOB	4/1/2024	14,800	—%	$725	$725	—
San Angelo, TX	1	MOB	4/12/2024	24,580	100%	5,085	5,085	—
Houston, TX	1	MOB	5/20/2024	37,040	5%	250	250	—
Denver, CO	1	MOB	5/30/2024	37,130	100%	19,000	19,000	—
Minneapolis, MN	1	MOB	6/21/2024	50,291	23%	1,082	1,082	—
Greensboro/Raleigh, NC [3]	9	MOB	6/28/2024	309,424	97%	99,518	99,518	—
Albany, NY	1	OFFICE	8/2/2024	180,000	100%	6,300	6,300	—
Charlotte, NC	1	MOB	8/6/2024	90,633	100%	26,670	26,670	—
Charleston, SC	1	MOB	8/13/2024	46,711	46%	14,500	14,500	—
Austin, TX	1	MOB	9/13/2024	76,246	100%	42,281	42,281	—
Raleigh, NC	1	MOB	9/26/2024	5,934	100%	1,813	1,813	—
Houston, TX [4]	1	MOB	10/3/2024	140,012	66%	12,000	2,400	—
Greensboro, NC	1	MOB	10/9/2024	35,373	100%	12,514	12,514	—
Des Moines, IA	1	MOB	10/15/2024	95,486	94%	31,750	31,750	—
Albany, NY	1	MOB	10/15/2024	80,676	72%	9,500	9,500	—
Salt Lake City, UT [5]	1	MOB	10/24/2024	112,192	72%	30,712	25,400	—
Miami, FL	1	MOB	10/25/2024	102,186	96%	36,789	36,789	—
Miami, FL	2	MOB	10/25/2024	60,761	92%	17,767	17,767	—
Cleveland, OH	1	MOB	12/10/2024	31,152	58%	1,000	1,000	—
Boise, ID	3	MOB	12/12/2024	83,078	95%	18,350	18,350	—
Atlanta, GA	1	MOB	12/20/2024	42,921	100%	15,900	15,900	—
Los Angeles, CA	3	MOB	12/20/2024	162,554	94%	64,000	64,000	—
Tampa, FL	1	MOB	12/27/2024	95,896	100%	37,500	37,500	—
Wichita Falls, TX	1	MOB	12/27/2024	25,133	100%	600	600	—

Total 2024 disposition activity	37			1,940,209	86%	$505,606	$490,694

Total 2024 JV and disposition activity	67			4,132,769	89%	$1,450,312	$1,260,838
Average cap rate [6]						6.6%

Subsequent Disposition Activity
Boston, MA	1	MOB	2/7/2025	30,304	41%	4,500	4,500	—
Denver, CO	2	MOB	2/14/2025	69,715	54%	8,600	8,600	—
1The Company sold the following MOBs into a joint venture, retaining 20% ownership: one in each of Raleigh, NC, New York, NY, Philadelphia, PA, Atlanta, GA, Austin, TX, Miami, FL, Denver, CO, Memphis, TN, Indianapolis, IN, and Honolulu, HI; two MOBs in Los Angeles; three MOBs in Houston, TX and Dallas, TX; and five in Seattle, WA.
2The Company sold the following MOBs into a joint venture, retaining 20% ownership: one in each of Dallas, TX, San Antonio, TX and Atlanta, GA; and two MOBs in each of Nashville, TN and Denver, CO. The joint venture obtained secured financing equal to approximately 40% of the contribution value. The proceeds are net of the Company's share of the secured financing.
3The Company sold seven MOBs in Greensboro, NC and two non-clustered single-tenant MOBs in Raleigh, NC to a single buyer in a single transaction.
4The Company provided seller financing of approximately $9.6 million in connection with this sale.
5The Company sold an MOB that was included in a consolidated joint venture in which the Company held a 63% ownership interest. Proceeds include the Company's pro-rata share of the purchase price as well as amounts due to the Company by the joint venture.
6Cap rate represents the in-place cash NOI divided by sales price.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 15

Joint Ventures [1]
DOLLARS IN THOUSANDS

PORTFOLIOS
	WA OWNERSHIP INTEREST			4Q 2024
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	40%	28	1,526,776	86%	$8,163	$3,145	$2,520
CBRE	20%	4	283,880	58%	1,066	213	190
KKR	20%	23	1,719,557	96%	9,083	1,817	—
Other [2]	57%	10	723,632	82%	4,321	2,020	1,710
Total		65	4,253,845	87%	$22,633	$7,195	$4,420

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [3]	DEBT [3]	DEBT AT SHARE	INTEREST RATE
Nuveen	$600,089	$71,900	$14,380	5.9%
CBRE	132,850	—	—	—
KKR	734,378	—	—	—
Other [2]	335,050	69,100	27,640	5.3%
Total	$1,802,367	$141,000	$42,020	5.6%
Net debt at JV share			$31,455

1Excludes completed dispositions, assets held for sale and construction in progress.
2Ownership percentages are weighted based on investment.
3Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 16

Re/development Activity
DOLLARS IN THOUSANDS

RE/DEVELOPMENT PROJECTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE	ESTIMATED COMPLETION/INITIAL LEASE COMMENCEMENT
Recently completed development
Raleigh, NC	UNC REX Health	122,991	41%	$52,600	$7,606	4Q 2024
Phoenix, AZ	HonorHealth	101,086	89%	58,000	3,050	4Q 2024
Active development
Fort Worth, TX	Baylor Scott & White	101,000	54%	48,200	18,124	4Q 2025
Total development		325,077	60%	$158,800	$28,780
Projected stabilized yield - 7.0%-8.5%
Estimated stabilization period post completion - 12 - 36 months

Active redevelopment
Washington, DC	Inova Health	259,290	88%	$17,557	$1,704	4Q 2024
Charlotte, NC	Novant Health	169,135	94%	18,700	1,291	2Q 2025
Washington, DC	Inova Health	57,323	87%	10,078	1,083	4Q 2025
White Plains, NY	Montefiore Einstein/White Plains	65,851	89%	19,400	14,799	4Q 2025
Raleigh, NC	UNC REX Health	40,400	100%	10,800	10,032	1Q 2026
Houston, TX	HCA	314,861	67%	30,000	16,439	2Q 2026
Total redevelopment		906,860	83%	$106,535	$45,348
Occupied %			69%
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

Total active re/development projects		1,231,937	77%	$265,335	$74,128

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 17

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	50	2,875,468	146,519	199,800	3,221,787	581,096	3,802,883	9.0%	9.0%
Seattle, WA	15	29	1,335,380			1,335,380	257,121	1,592,501	5.9%	14.9%
Charlotte, NC	23	31	1,702,275			1,702,275		1,702,275	4.9%	19.8%
Houston, TX	5	29	1,924,925	67,500		1,992,425	249,158	2,241,583	4.5%	24.3%
Denver, CO	19	31	1,483,641			1,483,641	306,949	1,790,590	4.1%	28.4%
Atlanta, GA	8	26	1,284,112			1,284,112	96,108	1,380,220	3.8%	32.2%
Boston, MA	11	16	776,106			776,106		776,106	3.7%	35.9%
Los Angeles, CA	2	27	787,715	63,000		850,715	786,520	1,637,235	3.5%	39.4%
Phoenix, AZ	10	36	1,512,304			1,512,304	101,086	1,613,390	3.3%	42.7%
Raleigh, NC	41	27	980,469			980,469	198,485	1,178,954	2.9%	45.6%
Nashville, TN	35	13	1,134,891		108,691	1,243,582	106,981	1,350,563	2.8%	48.4%
Miami, FL	9	15	981,406			981,406	52,178	1,033,584	2.8%	51.2%
Tampa, FL	18	18	876,079			876,079		876,079	2.7%	53.9%
Indianapolis, IN	33	41	1,078,519	61,398		1,139,917	357,915	1,497,832	2.7%	56.6%
New York, NY	1	15	647,004			647,004	57,411	704,415	2.1%	58.7%
Austin, TX	27	12	657,575			657,575	129,879	787,454	2.1%	60.8%
Washington, DC	6	9	692,107			692,107		692,107	2.1%	62.9%
Chicago, IL	3	6	607,845			607,845		607,845	2.1%	65.0%
San Francisco, CA	13	9	452,666			452,666	110,865	563,531	2.1%	67.1%
Orlando, FL	22	7	359,477	56,998		416,475		416,475	1.9%	69.0%
Other (45 Market)		204	9,750,704	538,392	1,048,363	11,337,459	862,093	12,199,552	31.0%	100.0%
Total		651	31,900,668	933,807	1,356,854	34,191,329	4,253,845	38,445,174	100.0%
Number of properties			565	15	6	586	65	651
% of square feet			93.3%	2.7%	4.0%	100.0%
% multi-tenant			86.3%	—%	77.2%	83.6%
Investment			$10,675,361	$438,074	$422,211	$11,535,646
Quarterly cash NOI [2]			$161,715	$8,307	$5,524	$175,546
% of cash NOI			92.2%	4.7%	3.1%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	476	110	50	15	651
Square feet	28,583,286	5,608,043	3,554,671	699,174	38,445,174
% of square feet	74.4%	14.6%	9.2%	1.8%	100.0%
Investment [2]	$9,150,489	$2,385,157	$456,411	$100,487	$12,092,543
Quarterly cash NOI [2]	$137,349	$38,197	$5,630	$1,565	$182,741
% of cash NOI	75.1%	20.9%	3.1%	0.9%	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 18

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa3	2,136,592	770,430	2,907,022	43	7.2%	813,257	2.6%	134
CommonSpirit	4	A-/A3	1,801,813	564,790	2,366,603	43	6.5%	737,002	2.3%	141
Baylor Scott & White	21	AA-/Aa3	2,493,934	66,376	2,560,310	28	6.5%	1,201,110	3.8%	196
Ascension Health	3	AA/Aa2	2,262,563	97,551	2,360,114	25	5.7%	960,277	3.1%	149
Advocate Health	14	AA/Aa3	898,199	388,316	1,286,515	20	4.5%	1,069,872	3.4%	99
Tenet Healthcare Corporation	6	B+/Ba3	1,024,007	277,447	1,301,454	22	2.9%	330,699	1.1%	61
Wellstar Health System	75	A+/A2	919,861	—	919,861	18	2.8%	602,555	1.9%	81
UW Medicine (Seattle)	91	AA+/Aaa	461,363	169,709	631,072	10	2.7%	294,971	0.9%	32
Providence Health & Services	5	A/A2	614,167	31,601	645,768	12	2.5%	238,370	0.8%	48
AdventHealth	11	AA/Aa2	662,742	118,585	781,327	12	2.4%	288,633	0.9%	72
Community Health Systems	8	CCC+/Caa2	785,169	—	785,169	16	2.1%	353,264	1.1%	44
Indiana University Health	26	AA/Aa2	416,978	269,320	686,298	10	2.0%	376,842	1.2%	50
Trinity Health	7	AA-/Aa3	804,737	8,156	812,893	11	2.0%	454,969	1.4%	54
Tufts Medicine	None	BBB-/Aa3	252,087	—	252,087	2	1.8%	254,680	0.8%	3
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.5%	132,015	0.4%	19
Cedars-Sinai Health Systems	51	AA-/Aa3	199,701	90,607	290,308	5	1.5%	65,278	0.2%	21
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.5%	125,664	0.4%	33
Baptist Memorial Health Care	89	A-2/--	544,122	150,228	694,350	9	1.4%	407,894	1.3%	50
Sutter Health	12	A+/A1	175,591	99,947	275,538	4	1.4%	105,752	0.3%	22
MemorialCare Health Systems	133	AA-/--	353,541	48,759	402,300	5	1.4%	3,156	—%	2
Bon Secours Health System	22	A+/A2	405,945	—	405,945	6	1.4%	242,817	0.8%	50
Other (71 Credit Rated)			7,571,886	3,544,355	11,116,241	208	30.6%	4,669,027	14.8%
Subtotal - credit rated [6]			25,908,280	6,828,813	32,737,093	546	92.3%	13,728,104	43.5%
Other non-credit rated [7]			220,425	456,005	676,430	15	1.9%	249,601	0.8%
Off-campus non-affiliated [8]			—	2,514,914	2,514,914	62	5.8%	—	—%
Total			26,128,705	9,799,732	35,928,437	623	100.0%	13,977,705	44.3%
Joint ventures			2,823,464	1,204,305	4,027,769
Wholly-owned			23,305,241	8,595,427	31,900,668

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes construction in progress and assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 92% is associated and 40% is leased by an investment-grade rated healthcare provider.
7Includes 15 properties associated with hospital systems that are not credit rated. Prospect Medical leases approximately 81,000 square feet and represents 0.2% of total company rental income.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 19

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	252	19,628,604	54.6%	72.9%
Adjacent to campus [4]	147	6,500,101	18.1%	13.7%
Total on/adjacent	399	26,128,705	72.7%	58.2%
Off campus - affiliated [5]	162	7,284,818	20.3%	16.5%
Off campus	62	2,514,914	7.0%	10.4%
	623	35,928,437	100.0%	46.4%
Wholly-owned	565	31,900,668
Joint ventures	58	4,027,769

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET
Clustered	455	25,561,438	71.1%	375	22,391,485	73.1%
Non-clustered	168	10,366,999	28.9%	115	8,238,103	26.9%
Total	623	35,928,437	100.0%	490	30,629,588	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 20

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	270,123	2,946	273,069	0.9%	15,115	257,954	109
1Q 2025	1,176,527	244,660	1,421,187	4.2%	67,907	1,353,280	357
2Q 2025	927,189	445,967	1,373,156	4.0%	144,514	1,228,642	295
3Q 2025	1,234,979	157,404	1,392,383	4.1%	51,788	1,340,595	358
4Q 2025	1,026,267	155,225	1,181,492	3.5%	70,547	1,110,945	303
2026	3,890,407	300,862	4,191,269	12.4%	243,790	3,947,479	1,029
2027	4,022,433	1,023,495	5,045,928	14.9%	492,331	4,553,597	1,071
2028	3,034,948	585,199	3,620,147	10.7%	219,640	3,400,507	814
2029	3,224,097	919,192	4,143,289	12.2%	595,279	3,548,010	804
2030	1,899,462	547,479	2,446,941	7.2%	233,008	2,213,933	351
2031	1,475,992	362,674	1,838,666	5.4%	231,989	1,606,677	315
2032	1,872,263	359,827	2,232,090	6.6%	340,988	1,891,102	290
2033	961,990	0	961,990	2.8%	195,993	765,997	179
2034	1,242,095	124,204	1,366,299	4.0%	256,739	1,109,560	197
Thereafter	1,485,668	939,000	2,424,668	7.1%	558,189	1,866,479	195
Total occupied	27,744,440	6,168,134	33,912,574	88.2%	3,717,817	30,194,757	6,667
Total building	32,137,957	6,307,217	38,445,174		4,253,845	34,191,329
Occupancy	86.3%	97.8%	88.2%		87.4%	88.3%
Leased %	88.3%	97.8%	89.8%		89.8%	89.8%
WALTR (months) [4]	49.5	67.2	52.7			49.9
WALT (months) [4]	91.5	138.0	100.0			99.3

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period		27,881,907		6,270,282		34,152,189
Dispositions and assets held for sale		(277,649)		(121,029)		(398,678)
Expirations and early vacates	(1,147,362)		(226,896)		(1,374,258)
Renewals, amendments and extensions	834,287		119,315		953,602
New lease commencements	453,257		126,462		579,719
Absorption		140,182		18,881		159,063
Occupied square feet, end of period		27,744,440		6,168,134		33,912,574

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, construction in progress, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,868 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed or the tenant vacates.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 21

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	4Q 2024	2024

MOB cash leasing spreads [3]	2.7%	3.4%

MOB cash leasing spreads distribution
< 0% spread	4.6%	6.1%
0-3% spread	11.2%	8.9%
3-4% spread	72.2%	59.9%
> 4% spread	12.0%	25.1%
Total	100.0%	100.0%

MOB tenant retention rate	81.6%	83.4%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [4]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.87%	71.3%	2.48%	17.1%	2.80%	88.4%
Acquisitions	2.86%	6.0%	2.48%	1.3%	2.80%	7.3%
Other [5]	2.95%	3.9%	2.53%	0.4%	2.91%	4.3%
Total	2.87%	81.2%	2.48%	18.8%	2.80%	100.0%
Escalator type
Fixed	2.86%	97.2%	2.52%	89.2%	2.80%	95.7%
CPI	3.36%	2.8%	2.18%	10.8%	2.81%	4.3%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	45.7%	58.2%	48.0%
Physician and other	54.3%	41.8%	52.0%

Lease structure
Gross	9.3%	1.5%	7.9%
Modified gross	31.6%	10.0%	27.7%
Net	59.1%	64.8%	60.1%
Absolute net [6]	—%	23.7%	4.3%

Ownership type
Ground lease	47.8%	39.8%	46.5%
Fee simple	52.2%	60.2%	53.5%

# OF LEASES BY SIZE [7]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	3,481	70.4	36.8
2,501 - 5,000	1,668	79.8	41.2
5,001 - 7,500	583	90.8	46.1
7,501 - 10,000	318	97.3	52.7
10,001 +	617	119.2	58.1
Total Leases	6,667	99.3	49.9

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes non-MOB renewals of 15,582 square feet and 146,082 square feet for the fourth quarter and full year 2024, respectively.
4Excludes leases with lease terms of one year or less.
5Includes redevelopment properties, development completion, and joint ventures.
6Tenant is typically responsible for operating expenses and capital obligations.
7Excludes joint ventures, land held for development, construction in progress, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 22

Same Store [1,2]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

TOTAL CASH NOI
	% of Total NOI	4Q 2024	4Q 2023	Y-o-Y% CHANGE	2024	2023	% CHANGE
Multi-tenant	70%	$132,122	$128,558	2.8%	$520,725	$507,086	2.7%
Single-tenant	20%	37,924	36,509	3.9%	150,142	145,334	3.3%
Joint venture	2%	4,420	4,224	4.6%	17,595	16,869	4.3%
Same store	92%	$174,466	$169,291	3.1%	$688,462	$669,289	2.9%
Planned dispositions	—%	40	86	(53.5%)	122	366	(66.7%)
Re/development	2%	3,974	4,747	(16.3%)	17,618	18,697	(5.8%)
Wholly owned and joint venture acquisitions	2%	3,220	614	424.4%	7,829	2,230	251.1%
Development completions	1%	1,043	656	59.0%	3,236	2,165	49.5%
Completed dispositions & assets held for sale	3%	6,032	28,677	(79.0%)	64,066	133,259	(51.9%)
Total cash NOI	100%	$188,775	$204,071	(7.5%)	$781,333	$826,006	(5.4%)

Same store cash NOI w/o Steward Health & Prospect Medical		$173,988	$167,987	3.6%	$684,216	$663,747	3.1%

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	4Q 2024	3Q 2024	4Q 2023	SEQUENTIAL	Y-O-Y
Multi-tenant	452	26,591,560	88.0%	87.9%	87.1%	21	240
Single-tenant	104	5,258,047	99.3%	99.4%	99.5%	(9)	(15)
Joint venture	29	1,636,232	89.2%	89.8%	89.7%	(9)	(9)
Same store	585	33,485,839	89.8%	89.8%	89.2%	3	216
Planned dispositions	3	143,935	58.3%	26.3%	23.3%	46	50
Re/development	25	1,873,966	63.0%	62.9%	62.0%	2	17
Wholly owned and joint venture acquisitions	33	2,387,888	94.3%	94.1%	92.3%	5	50
Development completions	5	553,546	57.7%	65.6%	59.0%	103	125
Total portfolio	651	38,445,174	88.2%	88.3%	87.5%	159	459
Joint ventures	65	4,253,845	87.4%	89.8%	89.7%	100	103
Total wholly-owned	586	34,191,329	88.3%	88.1%	87.3%	59	356

Multi-tenant	526	32,137,957	86.3%	86.5%	85.4%	140	479

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 23

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	2024	2023
Base revenue	$209,310	$208,131	$206,019	$206,094	$204,944	$829,554	$812,114
Op. exp. recoveries	63,840	64,122	60,006	61,990	60,466	249,958	247,425
Revenues	$273,150	$272,253	$266,025	$268,084	$265,410	$1,079,512	$1,059,539
Expenses	98,684	100,540	94,967	96,859	96,119	391,050	390,250
Cash NOI	$174,466	$171,713	$171,058	$171,225	$169,291	$688,462	$669,289
Revenue per occ SF [4]	$36.33	$36.29	$35.57	$35.90	$35.58	$36.02	$35.51
Margin	63.9%	63.1%	64.3%	63.9%	63.8%	63.8%	63.2%
Average occupancy	89.8%	89.6%	89.3%	89.2%	89.1%	89.5%	89.1%
Period end occupancy	89.8%	89.8%	89.4%	89.2%	89.2%	89.8%	89.2%
Number of properties	585	585	585	585	585	585	585

Year-Over-Year Change
Revenue per occ SF [4]	2.1%					1.4%
Avg occupancy (bps)	+70					+40
Revenues	2.9%					1.9%
Base revenue	2.1%					2.1%
Exp recoveries	5.6%					1.0%
Expenses	2.7%					0.2%
Cash NOI	3.1%					2.9%

Cash NOI w/o Steward Health & Prospect Medical	3.6%					3.1%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, planned dispositions and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 24

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Net loss	($108,212)	($94,535)	($145,938)	($315,220)	($41,676)	($68,604)	($83,726)	($88,078)
Other income (expense)	107,448	105,657	156,631	327,646	54,382	74,621	112,818	94,407
General and administrative expense	34,208	20,124	14,002	14,787	14,609	13,396	15,464	14,935
Depreciation and amortization expense	160,330	163,226	173,477	178,119	180,049	182,989	183,193	184,479
Other expenses [2]	7,059	6,434	5,226	4,727	4,899	12,543	(11,969)	7,940
Straight-line rent expense	917	965	1,063	935	1,484	1,538	1,525	1,537
Straight-line rent revenue	(9,061)	(6,736)	(5,630)	(8,568)	(9,356)	(10,008)	(9,530)	(9,782)
Other revenue [3]	(11,194)	(8,334)	(5,433)	(7,006)	(5,078)	(6,446)	(4,992)	(733)
Joint venture property cash NOI	7,280	6,477	5,504	4,958	4,758	4,692	4,957	4,769
Cash NOI	$188,775	$193,278	$198,902	$200,378	$204,071	$204,721	$207,740	$209,474
Planned dispositions	(40)	14	(57)	(39)	(86)	100	151	(531)
Redevelopment	(3,974)	(4,795)	(4,276)	(4,573)	(4,747)	(4,260)	(4,649)	(5,041)
Wholly owned and joint venture acquisitions	(3,220)	(2,406)	(1,368)	(835)	(614)	(817)	(651)	(148)
Development completions	(1,043)	(756)	(738)	(699)	(656)	(622)	(435)	(452)
Completed dispositions & assets held for sale	(6,032)	(13,622)	(21,405)	(23,007)	(28,677)	(32,650)	(35,027)	(36,905)
Same store cash NOI	$174,466	$171,713	$171,058	$171,225	$169,291	$166,472	$167,129	$166,397
Same store joint venture properties	(4,420)	(4,387)	(4,395)	(4,393)	(4,224)	(4,178)	(4,318)	(4,149)
Same store excluding JVs	$170,046	$167,326	$166,663	$166,832	$165,067	$162,294	$162,811	$162,248

TOP DOWN RECONCILIATION
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Rental income before rent concessions	$305,229	$310,080	$311,592	$321,833	$325,772	$336,503	$332,992	$328,115
Rent concessions	(5,164)	(3,581)	(3,457)	(3,757)	(3,696)	(3,168)	(3,312)	(4,022)
Rental income	$300,065	$306,499	$308,135	$318,076	$322,076	$333,335	$329,680	$324,093
Parking income	1,958	2,363	2,463	2,545	2,392	2,751	2,370	2,391
Interest from financing receivable, net	2,103	2,117	2,094	2,117	2,132	2,002	2,180	2,227
Exclude straight-line rent revenue	(9,061)	(6,736)	(5,630)	(8,568)	(9,356)	(10,008)	(9,530)	(9,782)
Exclude other non-cash revenue [4]	(5,697)	(4,149)	(2,018)	(3,163)	(1,513)	(1,410)	(1,018)	3,594
Cash revenue	$289,368	$300,094	$305,044	$311,007	$315,731	$326,670	$323,682	$322,523
Property operating expense	(114,415)	(120,232)	(117,719)	(121,078)	(121,362)	(131,639)	(125,395)	(122,040)
Exclude non-cash expenses [5]	6,542	6,939	6,073	5,491	4,944	4,998	4,496	4,222
Joint venture property cash NOI	7,280	6,477	5,504	4,958	4,758	4,692	4,957	4,769
Cash NOI	$188,775	$193,278	$198,902	$200,378	$204,071	$204,721	$207,740	$209,474
Planned dispositions	(40)	14	(57)	(39)	(86)	100	151	(531)
Redevelopment	(3,974)	(4,795)	(4,276)	(4,573)	(4,747)	(4,260)	(4,649)	(5,041)
Wholly owned and joint venture acquisitions	(3,220)	(2,406)	(1,368)	(835)	(614)	(817)	(651)	(148)
Development completions	(1,043)	(756)	(738)	(699)	(656)	(622)	(435)	(452)
Completed dispositions & assets held for sale	(6,032)	(13,622)	(21,405)	(23,007)	(28,677)	(32,650)	(35,027)	(36,905)
Same store cash NOI	$174,466	$171,713	$171,058	$171,225	$169,291	$166,472	$167,129	$166,397
Same store joint venture properties	(4,420)	(4,387)	(4,395)	(4,393)	(4,224)	(4,178)	(4,318)	(4,149)
Same store excluding JVs	$170,046	$167,326	$166,663	$166,832	$165,067	$162,294	$162,811	$162,248

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, merger-related costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Cash NOI	$188,775	$193,278	$198,902	$200,378
General and administrative expense	(34,208)	(20,124)	(14,002)	(14,787)
Straight-line rent	9,061	6,736	5,630	8,568
Interest and other income (expense), net	(154)	(132)	(248)	275
Management fees and other income	3,667	2,658	1,858	1,646
Note receivable interest income	1,973	1,787	1,771	2,421
Other non-cash revenue [2]	5,554	3,891	1,804	2,939
Other non-cash expenses [3]	(6,400)	(6,687)	(5,858)	(5,268)
Non-real estate impairment	(1,600)	(46,762)	(11,201)	—
Restructuring and severance-related costs	19,288	—	—	—
Income taxes	657	448	454	336
Unconsolidated JV adjustments	(720)	(401)	(443)	(427)
Debt Covenant EBITDA	$185,893	$134,692	$178,667	$196,081
Interest expense	(58,265)	(60,649)	(62,457)	(61,054)
Transaction costs	(1,577)	(719)	(431)	(395)
Leasing commission amortization [4]	5,744	5,827	5,151	4,467
Non-real estate depreciation and amortization	(1,418)	(1,232)	(1,278)	(1,424)
(Loss) gain on non-real estate assets	(4,075)	162	4,907	—
Non-controlling interest	(56)	139	81	106
Goodwill impairment	—	—	—	(250,530)
Restructuring and severance-related costs	(19,288)	—	—	—
Income taxes	(657)	(448)	(454)	(336)
Loss on extinguishment of debt	(237)	—	—	—
Unconsolidated JV adjustments	(422)	(484)	(389)	(385)
FFO	$105,642	$77,288	$123,797	($113,470)
Transaction costs	1,577	719	431	395
Lease intangible amortization	(2,348)	(10)	129	175
Significant non-recurring legal fees/forfeited earnest money received	306	306	465	—
Loss on extinguishment of debt	237	—	—	—
Restructuring and severance-related costs	22,991	6,861	—	—
Merger-related fair value adjustment	10,314	10,184	10,064	10,105
Credit losses and gains on other assets, net	4,582	46,600	8,525	—
Goodwill impairment	—	—	—	250,530
Unconsolidated JV normalizing items	113	101	89	87
Normalized FFO	$143,414	$142,049	$143,500	$147,822

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principal related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 26

EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	4Q 2024	3Q 2024	2Q 2024	1Q 2024
Net loss	($108,212)	($94,535)	($145,938)	($315,220)
Interest expense	58,265	60,649	62,457	61,054
Income taxes	657	448	454	336
Depreciation and amortization	160,330	163,226	173,477	178,119
Unconsolidated JV depreciation, amortization, and interest	6,336	5,863	5,207	4,952
EBITDA	$117,376	$135,651	$95,657	$(70,759)
Transaction costs	1,577	719	431	395
Gain on sales of assets	(32,082)	(39,310)	(38,338)	(22)
Impairments on real estate assets	79,497	37,632	120,917	15,937
Restructuring and severance-related costs	19,288	—	—	—
Goodwill Impairment	—	—	—	250,530
Loss on extinguishment of debt	237	—	—	—
Debt Covenant EBITDA	$185,893	$134,692	$178,667	$196,081
Leasing commission amortization [2]	5,744	5,827	5,151	4,467
Lease intangibles, franchise taxes and prepaid ground amortization	(3,596)	692	980	975
Timing impact [3]	(2,125)	(1,511)	(1,438)	—
Stock based compensation	3,028	7,908	3,383	3,562
Allowance for credit losses	1,600	46,762	11,201	—
Rent reserves, net	(369)	(27)	1,261	(151)
Unconsolidated JV adjustments	113	101	89	87
Adjusted EBITDA	$190,288	$194,444	$199,294	$205,021
Annualized Adjusted EBITDA	$761,152	$777,776	$797,176	$820,084

RECONCILIATION OF NET DEBT
Debt (principal balance)	$4,894,564	$5,200,907	$5,402,290	$5,372,710
Share of unconsolidated net debt	31,455	30,054	20,299	23,276
Cash [4]	(68,916)	(22,801)	(137,773)	(26,172)
Net debt	$4,857,103	$5,208,160	$5,284,816	$5,369,814

Net debt to adjusted EBITDA	6.4x	6.7x	6.6x	6.5x

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
42Q 2024 cash includes $96.0 million of proceeds from a portfolio disposition held in a cash escrow account as of June 30, 2024.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 27

Components of Net Asset Value [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

CASH NOI
4Q 2024
Same store [2]	$174,466
Acquisition/Development Completions [3]	4,263
Re/development	3,974
Total	$182,703
Timing adjustments [4]	631
Total Cash NOI	$183,334

DEVELOPMENT & REDEVELOPMENT PROPERTIES
	ESTIMATED COST TO COMPLETE	ESTIMATED TOTAL COST	PROJECTED STABILIZED ANNUAL CASH NOI
Developments	$28,780	$158,800	$11,858
Redevelopments [5]	45,348	106,535	19,130
	$74,128	$265,335	$30,988

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$52,408
Disposition pipeline [6]	67,801
Unstabilized properties [7]	234,842
Cash and other assets [8]	434,145
$789,196

DEBT
Unsecured credit facility	$—
Unsecured term loans	1,150,000
Senior notes	3,699,285
Mortgage notes payable	45,279
Company share of joint venture net debt	31,455
Other liabilities [9]	329,779
$5,255,798

TOTAL SHARES OUTSTANDING
As of December 31, 2024 [10]	354,147,499

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 23 - 24 for details on Same Store NOI.
3Adjusted to reflect quarterly NOI from properties acquired or stabilized re/developments completed during the full five quarter period that are not included in same store NOI.
4Timing adjustments include adjustments to reflect full quarterly stabilized NOI of a recently completed development of $0.7 million, full quarter NOI for JV contributed assets of $0.9 million, and management fee income of $3.5 million, offset by $2.9 million of in-place NOI on development and redevelopment properties and $1.6 million of positive NOI for unstabilized properties, which are shown in other assets.
5Estimated total cost includes only the incremental capital to complete the redevelopment. Projected Stabilized Annual Cash NOI is the total property NOI at stabilization.
6Includes assets held for sale and planned dispositions.
7Includes 27 properties at their gross book value. These properties were comprised of 1.2 million square feet that generated positive NOI of $1.6 million.
8Includes cash of $68.9 million, notes receivable of $127.6 million, prepaid assets of $162.1 million, accounts receivable of $36.7 million, prepaid ground leases of $18.9 million, and other investments of $1.9 million. In addition, includes the Company's occupied portion of its corporate headquarters in Nashville of $18.0 million.
9Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $223.2 million, security deposits of $30.9 million, financing right of use liabilities of $72.4 million, and deferred operating expense reimbursements of $3.3 million.
10Total shares outstanding includes OP units.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 28

2025 Guidance
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	ACTUAL	2025 GUIDANCE
	2024	LOW	HIGH
OPERATING METRICS
Year-end same store net absorption (bps)	73	75	125
Same store cash NOI growth [1]	2.9%	3.00%	3.75%
Same store MOB cash leasing spreads	3.4%	2.0%	3.0%
Same store lease retention rate	83.4%	80.0%	85.0%
Normalized G&A	$53,269	$52,000	$56,000

CAPITAL FUNDING
Asset sales and JV contributions	$1,260,838	$400,000	$500,000
Re/development	150,577	95,000	115,000
1st generation TI and acq. capex	55,902	55,000	65,000
Maintenance capex
2nd generation TI	69,445	55,000	65,000
Leasing commissions paid	47,450	35,000	45,000
Building capital	33,934	30,000	40,000
Total maintenance capex	150,829	120,000	150,000

CASH YIELD
Dispositions	6.6%	6.8%	7.3%

EARNINGS AND LEVERAGE
Earnings per share	$(1.81)	$(0.28)	$(0.20)
Normalized FFO per share	$1.56	$1.56	$1.60
Net debt to adjusted EBITDA	6.4x	6.00x	6.25x

1Same store cash NOI growth guidance excludes the impact of Prospect Medical and Steward Health.

HEALTHCARE REALTY	4Q 2024 SUPPLEMENTAL INFORMATION 29